Exhibit 24.1
POWERS OF ATTORNEY
     The persons whose signatures appear below constitute and appoint (1) the Senior Vice President and General Counsel, or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter, the “Company”), and (2) the Executive Vice President, DuPont Finance, or any Vice President, DuPont Finance, jointly, his or her true and lawful attorneys-in-fact and agents for him or her and in his or her name, place and stead, in any and all capacities to execute and file, or cause to be filed, with the Securities and Exchange Commission (hereinafter the “Commission”) an amendment to the Company’s effective shelf registration statement on Form S-3 (File No. 333-150613) (the “Registration Statement”) relating to the issuance thereunder of the Company’s common stock, any and all amendments to such Registration Statement, as amended, and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ C.O. Holliday C.O. Holliday	Chair of the Board of Directors	July 27, 2009
/s/ Ellen J. Kullman Ellen J. Kullman	Director	July 27, 2009
/s/ S. W. Bodman S. W. Bodman	Director	July 27, 2009
/s/ R. A. Brown R. A. Brown	Director	July 27, 2009
/s/ R. H. Brown R. H. Brown	Director	July 27, 2009
/s/ B. P. Collomb B. P. Collomb	Director	July 27, 2009
/s/ C. J. Crawford C. J. Crawford	Director	July 27, 2009
/s/ A. M. Cutler A. M. Cutler	Director	July 27, 2009
/s/ J. T. Dillon J. T. Dillon	Director	July 27, 2009
/s/ E. I. du Pont, II E. I. du Pont, II	Director	July 27, 2009
/s/ M. A. Hewson M. A. Hewson	Director	July 27, 2009
/s/ L. D. Juliber L. D. Juliber	Director	July 27, 2009
/s/ W. K. Reilly W. K. Reilly	Director	July 27, 2009